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                                                                      EXHIBIT 21
                            STERLING SOFTWARE, INC.
                              LIST OF SUBSIDIARIES

                                                        JURISDICTION OF
NAME                                                     INCORPORATION
--------------------                                    ---------------
Sterling Software (America), Inc.                       Delaware
 Sterling Software (Mid America), Inc.                  Michigan
Sterling Software (Midwest), Inc.                       Delaware
Sterling Software (Northern America), Inc.              Delaware
Sterling Software (U.S.), Inc.                          Delaware
Sterling Software (U.S.A.), Inc.                        California
Sterling Software (United States of America), Inc.      Delaware
 Condessa Gestao E Investimentos Lda                    Portugal
 Sterling Software AB                                   Sweden
 Sterling Software GmbH                                 Germany
 Sterling Software International (U.K.) Limited         United Kingdom
 Sterling Software (Pacific) Pty Limited                Australia
 Sterling Software (Australia) Pty Limited              Australia
 Sterling Software (New Zealand) Limited                New Zealand
 Sterling Software (Benelux) NV                         Belgium
 Sterling Software (Benelux) BVBA                       Belgium
 Sterling Software (Netherlands) B.V.                   Netherlands
 Sterling Software (France) SA                          France
 Sterling Software France II                            France
 Sterling Software (Japan) Ltd.                         Japan
 Sterling Software (North America), Inc.                Delaware
 Sterling Software (Singapore) PTE Ltd.                 Singapore
 Sterling Software (U.S. of America), Inc.              Delaware
 Sterling Software (U.K.) Holdings Ltd.                 United Kingdom
 Sterling Software (U.K.) Limited                       United Kingdom
 Sterling Software (Switzerland) AG                     Switzerland
 Sterling Software (Italia) SRL                         Italy
 KnowledgeWare SRL                                      Italy
 Systems Center AS                                      Norway
 Sterling Software (Portugal) - Informatica, LDA        Portugal
 Sterling Aplicaciones Informaticas (Espana), S.A.      Spain
 KnowledgeWare AB                                       Sweden
 KnowledgeWare AG                                       Switzerland
 Sterling Software (U.K.) II Limited.                   United Kingdom
 Sterling Software Do Brasil Participacoes Ltda.        Brazil
  Sterling Software Do Brasil Ltda.                     Brazil
 Systems Center Handelsgesellschaft M.B.H.              Austria
 Systems Center Pty Limited                             Australia
 Systems Center Limited                                 Hong Kong
 Sterling Software (Virgin Islands), Inc.               U.S. Virgin Islands
Sterling Software (Canada) Inc.                         Canada
Sterling Software International, Inc.                   Delaware
 Sterling Software International SARL                   France
Sterling Software International (Australia), Limited    Delaware
Sterling Software (Israel), Ltd.                        Israel
Sterling Software Leasing Company                       Delaware
Sterling Software (Scandinavia) AS                      Norway
Sterling Software (Southern), Inc.                      Georgia
 KnowledgeWare GmbH                                     Austria
 KnowledgeWare (Far East) Limited                       Hong Kong
 Matesys Mathematics Systems S.A.                       France
  Matesys Corp.                                         California
Southwest Beta Services, Inc.                           Delaware
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Notes:
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1. Indented names are subsidiaries of subsidiaries.
2. Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.
3. Except as noted, the voting shares of all subsidiaries are 100% owned by Sterling Software, Inc., its subsidiaries or employee nominees.
4. Sterling Software (Southern), Inc. (f/k/a KnowledgeWare, Inc.), together with its subsidiaries (listed below it), was acquired as of November 30, 1994.